CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-8 of our reports dated August 24, 2009 (subsequently modified on October 20, 2009 and November 6, 2009) and February 27, 2010 relating to the combined and consolidated financial statements of Andatee China Marine Fuel Services Corporation.

We also consent to the reference to our Firm under the caption "Experts" In the Registration Statement.

/s/ Jewett, Schwartz, Wolfe & Associates

Jewett, Schwartz, Wolfe & Associates
Hollywood, Florida
July 23, 2010